Distribution Agreement
Calvert Distributors, Inc.

Addendum to Schedule II

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Distribution Fee

Calvert Social Investment Fund
Calvert Conservative Allocation Fund

Class A	Class B	Class C	Class I
0.10%	0.75%	0.75%	None
Calvert Social Investment Fund
Calvert Moderate Allocation Fund
Class A	Class B	Class C	Class I
0.10%	0.75%	0.75%	None

Schedule III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee

Calvert Social Investment Fund
Calvert Conservative Allocation Fund
Class A	Class B	Class C	Class I
0.25%	0.25%	0.25%	None

Calvert Social Investment Fund
Calvert Moderate Allocation Fund
Class A	Class B	Class C	Class I
0.25%	0.25%	0.25%	None

Date: March 8, 2005